IMMEDIATE RELEASE

TOWNSQUARE REPORTS Q4 AND YEAR END RESULTS;
MAINTAINS CURRENT DIVIDEND, REFLECTING AN 11% YIELD TODAY

Digital Represents 55% of 2025 Total Net Revenue and 56% of 2025 Total Segment Profit
Reduced Debt by $23 Million Since the February 2025 Refinancing

Purchase, NY – March 16, 2026 - Townsquare Media, Inc. (NYSE: TSQ) (“Townsquare”, the “Company,” “we,” “us” or “our”) announced today its financial results for the fourth quarter and year ended December 31, 2025.

“I am pleased to share that Townsquare’s fourth quarter and year end results met our previously issued net revenue and Adjusted EBITDA guidance, reflecting our team’s hard work in the current environment. We are proud that the execution of our Digital First Local Media strategy allowed us to deliver excellent results for our clients, while also outperforming competitors and gaining market share,” commented Bill Wilson, Chief Executive Officer of Townsquare Media, Inc. “In 2025, net revenue decreased -2.8% year-over-year excluding political, and -5.2% in total, and Adjusted EBITDA decreased -3.0% year-over-year excluding political, and -12.2% in total. Importantly, due to our strong expense management, Adjusted EBITDA margins excluding political were constant year-over-year, despite revenue declines. In addition, our full year net loss improved by $1.2 million year-over-year, to a net loss of $9.8 million.”

Mr. Wilson continued, “In 2025, Townsquare’s Digital business, which now represents 55% of the Company’s total net revenue and 56% of our total Segment Profit, was buoyed by the consistent strength of our differentiated programmatic digital advertising offering, including the success of our Media Partnership division (which we’re proud to announce has expanded from six to eleven partners in 2026), and the direct sales of our local owned and operated digital properties. Both of these digital revenue streams increased by +9% year-over-year in 2025, offsetting the significant short-term headwinds of declining search engine referral traffic we experienced in 2025, and leading to overall 2025 Digital Advertising revenue growth of +1.6% as compared to the prior year. I’m also pleased to share that we are starting to see early signs of digital audience stabilization, and are optimistic the negative remnant revenue headwinds presented by the year-over-year decline in search engine referral traffic will abate in the second half of 2026. In fact to start 2026, the traffic to our local mobile apps and websites grew sequentially month-over-month with both January and February online audience being larger than December, and thus our local remnant revenue in January and February was more than we generated in any month of Q4. I would also like to highlight the strong profit performance of Townsquare Interactive in 2025, which delivered Segment Profit growth of +17.4% year-over-year (+$3.7 million), and a Segment Profit margin of 34%, representing the highest Segment Profit margin in Townsquare Interactive’s 14-year history.”

“One of the largest benefits of our business model is significant cash generation. In 2025, despite having meaningfully higher interest expense obligations, we generated $30.6 million of cash flow from operations over the course of the year. We utilized this cash flow first and foremost to invest in our local business through organic, internal investments that support our revenue and profit growth, particularly our digital growth engine. In addition, we repaid $22.6 million of debt following our February 2025 refinancing through both voluntary and mandatory debt amortization, and made $13.2 million of dividend payments. Due to management’s and the Board of Director’s ongoing confidence in our business, the underlying strength of our digital advertising differentiation, and our consistent, strong free cash flow characteristics, which we believe is not reflected in our stock price to date, we plan to maintain the dividend at its current rate, despite the high implied dividend yield. Looking forward, we remain confident in our ability to build shareholder value for our investors through long-term net revenue, Adjusted EBITDA and cash flow growth, net leverage reduction, and future dividend payments,” concluded Mr. Wilson.

The Company announced today that its Board of Directors approved a quarterly cash dividend of $0.20 per share. The dividend will be payable on May 4, 2026 to shareholders of record as of the close of business on April 27, 2026. As of the last closing price, this reflects a dividend yield of approximately 11%.

Segment Reporting
We have three reportable operating segments, Digital Advertising, Subscription Digital Marketing Solutions, and Broadcast Advertising. The Digital Advertising segment, marketed externally as Townsquare Ignite, includes digital advertising on our digital programmatic advertising platform and our owned and operated digital properties, and our first party data digital management platform. The Subscription Digital Marketing Solutions segment includes our subscription digital marketing solutions business, Townsquare Interactive. The Broadcast Advertising segment includes our local, regional, and national advertising products and solutions delivered via terrestrial radio broadcast, and other miscellaneous revenue that is associated with our broadcast advertising platform. The remainder of our business is reported in the Other category, which includes our live events business.

Fourth Quarter Results*
•As compared to the fourth quarter of 2024:
•Net revenue decreased 9.6%, and 4.5% excluding political
•Net income decreased $29.8 million from net income of $25.0 million to a net loss of $4.8 million
•Adjusted EBITDA decreased 30.9%, and 17.0% excluding political
•Total Digital net revenue decreased 2.4%
•Digital Advertising net revenue decreased 1.0%
•Subscription Digital Marketing Solutions (“Townsquare Interactive”) net revenue decreased 5.6%
•Total Digital Segment Profit decreased 14.8%
•Digital Advertising Segment Profit decreased 28.0%
•Subscription Digital Marketing Solutions Segment Profit increased 12.0%
•Broadcast Advertising net revenue decreased 17.8%, and 7.9% excluding political
•Net loss per diluted share was $0.32 and Adjusted Net Income per diluted share was $0.05
•Repaid $5.9 million of our Senior Secured Credit Facility, including $3.0 million of the Revolver and $2.9 million of Term Loan

Full Year Results*
•As compared to the year ended December 31, 2024:
•Net revenue decreased 5.2%, and 2.8% excluding political
•Net loss decreased $1.2 million from a net loss of $10.9 million to a net loss of $9.8 million
•Adjusted EBITDA decreased 12.2%, and 3.0% excluding political
•Total Digital net revenue increased 0.9%
•Digital Advertising net revenue increased 1.6%
•Subscription Digital Marketing Solutions net revenue decreased 0.7%
•Total Digital Segment Profit decreased 1.7%
•Digital Advertising Segment Profit decreased 11.7%
•Subscription Digital Marketing Solutions Segment Profit increased 17.4%
•Broadcast Advertising net revenue decreased 12.6%, and 8.0% excluding political
•Entered into a five-year $490 million Credit Agreement, including a $470 million Senior Secured Term Loan Facility and a $20 million Revolving Credit Facility
•Redeemed all of the Company’s outstanding 2026 Senior Secured Notes of $467.4 million
•Reduced outstanding debt by $22.6 million since the February 2025 refinancing, including $14.6 million of our Term Loan and an $8.0 million net reduction of the outstanding Revolving Credit Facility
*See below for discussion of non-GAAP measures.

Guidance
For the first quarter of 2026, net revenue is expected to be between $96 million and $98 million, and Adjusted EBITDA is expected to be between $16 million and $17 million.

For the full year 2026, net revenue is expected to be between $420 million and $440 million, and Adjusted EBITDA is expected to be between $87 million and $93 million.

Quarter Ended December 31, 2025 Compared to the Quarter Ended December 31, 2024

Net Revenue
Net revenue for the three months ended December 31, 2025 decreased $11.3 million, or 9.6%, to $106.5 million as compared to $117.8 million in the same period in 2024. Broadcast Advertising net revenue decreased $9.9 million, or 17.8%, due to decreases in the purchases of advertising by our clients and decreases in political revenue. Subscription Digital Marketing Solutions net revenue decreased $1.1 million or 5.6%, due to reduced sales velocity as a result of lower sales headcount, and Digital Advertising net revenue decreased $0.4 million, or 1.0%, primarily due to decreases in remnant digital advertising revenue.

Excluding political revenue of $0.9 million and $7.2 million for the three months ended December 31, 2025 and 2024, respectively, net revenue decreased $5.0 million, or 4.5%, to $105.6 million, Broadcast Advertising net revenue decreased $3.9 million, or 7.9%, to $45.0 million, and Digital Advertising net revenue decreased $0.1 million, or 0.2%, to $41.5 million.

Net (Loss) Income
For the three months ended December 31, 2025, we reported net loss of $4.8 million, a decrease of $29.8 million as compared to net income of $25.0 million in the same period last year. The decrease was due to a $15.1 million increase in the provision for income taxes, a $11.3 million decrease in net revenue and a $3.6 million increase in interest expense. Adjusted Net Income decreased $9.5 million to $0.8 million, as compared to $10.3 million for the same period last year.

Adjusted EBITDA
Adjusted EBITDA for the three months ended December 31, 2025 decreased $9.6 million, or 30.9%, to $21.5 million, as compared to $31.2 million in the same period last year. Adjusted EBITDA (Excluding Political) decreased $4.3 million, or 17.0%, to $20.8 million, as compared to $25.1 million in the same period last year.

Year Ended December 31, 2025 Compared to the Year Ended December 31, 2024

Net Revenue
Net revenue for the year ended December 31, 2025 decreased $23.6 million, or 5.2%, to $427.4 million as compared to $451.0 million in the same period in 2024. Broadcast Advertising net revenue decreased $26.5 million, or 12.6%, due to decreases in the purchases of advertising by our clients and decreases in political revenue, and Subscription Digital Marketing Solutions net revenue decreased $0.5 million, or 0.7% due to reduced sales velocity as a result of lower sales headcount. These decreases were partially offset by an increase in Digital Advertising net revenue of $2.6 million, or 1.6%, and an increase in Other net revenue of $0.8 million, or 11.8%.

Excluding political revenue of $2.2 million and $13.4 million for the year ended December 31, 2025 and 2024, respectively, net revenue decreased $12.3 million, or 2.8% to $425.2 million, Broadcast Advertising net revenue decreased $15.8 million, or 8.0%, to $181.5 million, and Digital Advertising net revenue increased $3.1 million, or 2.0%, to $160.9 million.

Net Loss
For the year ended December 31, 2025, we reported net loss of $9.8 million, an improvement of $1.2 million as compared to $10.9 million in the same period last year. The decrease in net loss was due to a $28.8 million decrease in non-cash impairment charges, an $8.5 million decrease in direct operating expenses, an $8.1 million increase in gain on sale and retirement of assets and a $3.4 million decrease in stock-based compensation. These amounts were partially offset by the $23.6 million decrease in net revenue discussed above, an $11.7 million increase in interest expense, a $6.7 million increase in transaction and business realignment cost, and a $5.1 million increase in other (expense) income. Adjusted Net Income decreased $14.8 million to $4.4 million as compared to $19.2 million for the same period last year.

Adjusted EBITDA
Adjusted EBITDA for the year ended December 31, 2025 decreased $12.3 million, or 12.2% to $88.1 million, as compared to $100.4 million in the same period last year. Adjusted EBITDA (Excluding Political) decreased $2.7 million, or 3.0%, to $86.3 million, as compared to $89.0 million in the same period last year.

Liquidity and Capital Resources
As of December 31, 2025, we had a total of $4.8 million of cash and cash equivalents and $457.4 million of outstanding indebtedness, representing 5.19x and 5.14x gross and net leverage, respectively, based on Adjusted EBITDA for the year ended December 31, 2025, of $88.1 million.

The table below presents a summary, as of March 9, 2026, of our outstanding common stock (net of treasury shares).

Security	Number Outstanding	Description
Class A common stock	15,789,817	One vote per share.
Class B common stock	815,296	10 votes per share.[1]
Class C common stock	500,000	No votes.[1]
Total	17,105,113
[1] Each share converts into one share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain fourth quarter 2025 financial results and 2026 guidance on Monday, March 16, 2026 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-800-717-1738 (U.S. & Canada) or 1-646-307-1865 (International) and the conference ID is “Townsquare.” A live webcast of the conference call will also be available on the investor relations page of the Company’s website at www.townsquaremedia.com.

A replay of the conference call will be available through March 23, 2026. To access the replay, please dial 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (International) and enter confirmation code 1134751. A web-based archive of the conference call will also be available at the above website.

About Townsquare Media, Inc.
Townsquare is a community-focused digital and broadcast media and digital marketing solutions company principally focused outside the top 50 markets in the U.S. Townsquare Ignite, our robust digital advertising division, specializes in helping businesses of all sizes connect with their target audience through data-driven, results based strategies, by utilizing a) our proprietary digital programmatic advertising technology stack with an in-house demand and data management platform and b) our owned and operated portfolio of more than 400 local news and entertainment websites and mobile apps along with a network of leading national music and entertainment brands, collecting valuable first party data. Townsquare Interactive, our subscription digital marketing services business, partners with SMBs to help manage their digital presence by providing a SAAS business management platform, website design, creation and hosting, search engine optimization and other digital services. And through our portfolio of local radio stations strategically situated outside the Top 50 markets in the United States, we provide effective advertising solutions for our clients and relevant local content for our audiences. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com and www.townsquareignite.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by us include the impact of general economic conditions in the United States, or in the specific markets in which we currently do business including supply chain disruptions, inflation, labor shortages and the effect on advertising activity, industry conditions, including existing competition, artificial intelligence and future competitive technologies, the popularity of radio as a broadcasting and advertising medium, cancellations, disruptions or postponements of advertising schedules in response to national or world events, our ability to develop and maintain digital technologies and hire and retain technical and sales talent, our dependence on key personnel, our capital expenditure requirements, our continued ability to identify suitable acquisition targets, and consummate and integrate any future acquisitions, legislative or regulatory requirements, risks and uncertainties relating to our leverage and changes in interest rates, our ability to obtain financing at times, in amounts and at rates considered appropriate by us, our ability to access the capital markets as and when needed and on terms that we consider favorable to us and other factors discussed in this section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in

this report and under “Risk Factors” in our 2025 Annual Report on Form 10-K, for the year ended December 31, 2025, filed with the SEC on March 16, 2026, as well as other risks discussed from time to time in our filings with the SEC. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The cautionary statements referred to in this section also should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. The forward-looking statements included in this report are made only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures and Definitions
In this press release, we refer to Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income and Adjusted Net Income Per Share which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

We define Adjusted EBITDA as net income before the deduction of income taxes, interest expense, net, (gain) loss on repurchases and extinguishment of debt, transaction and business realignment costs, depreciation and amortization, stock-based compensation, impairments, net (gain) loss on sale and retirement of assets and other expense (income), net. We define Adjusted EBITDA (Excluding Political) as Adjusted EBITDA less political net revenue, net of a fifteen percent deduction to account for estimated national representative firm fees, music licensing fees and sales commissions expense. Adjusted Net Income is defined as net income before the deduction of transaction and business realignment costs, impairments, gain on sale of investment, change in fair value of investment, net (gain) loss on sale and retirement of assets, (gain) loss on repayments, repurchases and extinguishment of debt, gain on insurance recoveries and net income attributable to non-controlling interest, net of income taxes stated at the Company's applicable statutory effective tax rate. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average shares outstanding. We define Net Leverage as our total outstanding indebtedness, net of our total cash balance as of December 31, 2025, divided by our Adjusted EBITDA for the twelve months ended December 31, 2025. These measures do not represent, and should not be considered as alternatives to or superior to, financial results and measures determined or calculated in accordance with GAAP. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. You should be aware that in the future we may incur expenses or charges that are the same as or similar to some of the adjustments in the presentation, and we do not infer that our future results will be unaffected by unusual or nonrecurring items. In addition, these non-GAAP measures may not be comparable to similarly-named measures reported by other companies.

We use Adjusted EBITDA and Adjusted EBITDA (Excluding Political) to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance, and to facilitate year over year comparisons, by backing out the impact of political revenue which varies depending on the election cycle and may be unrelated to operating performance. We use Adjusted Net Income and Adjusted Net Income Per Share to assess total company operating performance on a consistent basis. We use Net Leverage to measure the Company’s ability to handle its debt burden. We believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of loss (gain) on extinguishment and repurchases of debt, transaction costs, net (gain) loss on sale and retirement of assets and investments, business realignment costs and impairments. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our board of directors may consider Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income, Adjusted Net Income Per Share, and Net Leverage when determining discretionary bonuses.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, Except Share and Per Share Data)

	December 31, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$4,759	$32,990
Accounts receivable, net of allowance for credit losses of $4,979 and $3,924, respectively	52,048	60,635
Prepaid expenses and other current assets	12,582	11,822
Total current assets	69,389	105,447
Property and equipment, net	110,043	110,269
Intangible assets, net	155,047	162,156
Goodwill	147,590	152,903
Investments	725	725
Operating lease right-of-use assets	45,099	48,322
Other assets	667	592
Restricted cash	58	—
Total assets	$528,618	$580,414
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$6,895	$4,451
Current portion of long-term debt	11,750	—
Deferred revenue	8,737	9,899
Accrued compensation and benefits	11,486	12,903
Accrued expenses and other current liabilities	30,886	26,572
Operating lease liabilities, current	7,688	9,026
Accrued interest	4,791	13,405
Total current liabilities	82,233	76,256
Long-term debt, net of discount and deferred finance costs of $24,429 and $1,680, respectively	421,247	465,756
Deferred tax liability	16,763	12,500
Operating lease liability, net of current portion	42,101	44,177
Other long-term liabilities	7,266	10,167
Total liabilities	569,610	608,856
Stockholders’ deficit:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized; 16,180,932 and 15,386,219 shares issued and outstanding, respectively	162	154
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized; 815,296 and 815,296 shares issued and outstanding, respectively	8	8
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized; 500,000 and 500,000 shares issued and outstanding, respectively	5	5
Total common stock	175	167
Treasury stock, at cost; 965,399 and 965,399 shares of Class A common stock, respectively	(11,203)	(11,203)
Additional paid-in capital	319,818	307,000
Accumulated deficit	(353,195)	(327,819)
Non-controlling interest	3,413	3,413
Total stockholders’ deficit	(40,992)	(28,442)
Total liabilities and stockholders’ deficit	$528,618	$580,414

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net revenue	$106,498	$117,813	$427,380	$450,982
Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	80,873	80,581	318,276	326,782
Depreciation and amortization	4,789	4,771	18,408	19,667
Corporate expenses	4,092	6,053	20,997	23,815
Stock-based compensation	2,732	3,109	13,776	17,171
Transaction and business realignment costs	932	1,222	11,650	4,905
Impairment of intangible assets, goodwill, investments and long-lived assets	4,313	1,450	8,911	37,714
Net gain on sales and retirement of assets	(1,315)	(699)	(8,839)	(765)
Total operating costs and expenses	96,416	96,487	383,179	429,289
Operating income	10,082	21,326	44,201	21,693
Other expense (income):
Interest expense, net	12,427	8,808	47,924	36,226
Loss on repurchases, extinguishment and repayments of debt	—	57	1,205	46
Other (income) expense, net	(132)	16	94	(4,958)
(Loss) income from operations before tax	(2,213)	12,445	(5,022)	(9,621)
Income tax provision (benefit)	2,537	(12,596)	4,728	1,307
Net (loss) income	$(4,750)	$25,041	$(9,750)	$(10,928)

Net (loss) income attributable to:
Controlling interests	$(5,199)	$24,557	$(11,516)	$(12,704)
Non-controlling interests	449	484	1,766	1,776
Net (loss) income	$(4,750)	$25,041	$(9,750)	$(10,928)

Basic (loss) income per share	$(0.32)	$1.59	$(0.71)	$(0.81)

Diluted (loss) income per share	$(0.32)	$1.42	$(0.71)	$(0.81)

Weighted average shares outstanding:
Basic	16,319	15,456	16,184	15,601
Diluted	16,319	17,327	16,184	15,601

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(9,750)	$(10,928)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	18,408	19,667
Amortization of debt discount and deferred financing costs	4,595	2,077
Non-cash lease income	(1,591)	(1,022)
Net deferred taxes and other	4,263	644
Allowance for credit losses	6,033	4,731
Stock-based compensation expense	13,776	17,171
Loss on extinguishment, repayments and repurchases of debt	1,205	46
Trade and barter activity, net	(2,295)	(1,380)
Impairment of intangible assets, goodwill, investments and long-lived assets	8,911	37,714
Net gain on sales and retirements of assets	(8,839)	(765)
Gain on sale of investment	—	(4,069)
Unrealized gain on investment	—	(202)
Amortization of content rights	1,479	4,890
Change in content rights liabilities	(1,736)	(5,051)
Other	1,972	1,990
Changes in assets and liabilities:
Accounts receivable	3,163	(4,995)
Prepaid expenses and other assets	(1,223)	(538)
Accounts payable	2,499	(751)
Accrued expenses	(1,744)	(9,439)
Accrued interest	(8,614)	(1,015)
Other long-term liabilities	91	(27)
Net cash provided by operating activities	30,603	48,748
Cash flows from investing activities:
Purchases of property and equipment	(15,222)	(17,441)
Net proceeds from sales of assets and investment related transactions	10,558	7,040
Proceeds from insurance recoveries	205	474
Net cash used in investing activities	(4,459)	(9,927)
Cash flows from financing activities:
Repayment and repurchase of 2026 Notes	(467,436)	(36,025)
Proceeds from Term Loan	446,400	—
Voluntary repayments of Term Loan	(5,185)	—
Fixed quarterly repayments of Term Loan	(8,813)	—
Deferred financing costs	(4,692)	—
Borrowings under the revolving credit facility	18,000	—
Repayment of borrowings under the revolving credit facility	(16,000)	—
Dividend payments	(13,205)	(12,312)
Proceeds from stock options exercised	853	7,889
Shares withheld in lieu of employee tax withholding	(1,542)	(324)
Withholdings for shares issued under the ESPP	596	709
Repurchases of stock	—	(23,551)
Cash distribution to non-controlling interests	(1,766)	(1,864)
Repayments of capitalized obligations	(1,527)	(1,902)
Net cash used in financing activities	(54,317)	(67,380)
Cash and cash equivalents and restricted cash:
Net decrease in cash, cash equivalents and restricted cash	(28,173)	(28,559)
Beginning of period	32,990	61,549
End of period	$4,817	$32,990

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in Thousands)

	Year Ended December 31,
	2025	2024
Supplemental Disclosure of Cash Flow Information:
Cash payments:
Interest	$51,898	$35,789
Income and Franchise taxes	1,046	1,135

Supplemental Disclosure of Non-cash Activities:
Dividends declared, but not paid during the period	$3,783	$3,376
Accrued financing costs	833	—
Deferred payments for software licenses	—	20
Property and equipment acquired in exchange for advertising(1)	2,340	1,223
Accrued capital expenditures	74	251

Supplemental Disclosure of Cash Flow Information relating to Leases:
Cash paid for amounts included in the measurement of operating lease liabilities, included in operating cash flows	$12,041	$12,287
Right-of-use assets obtained in exchange for operating lease obligations	6,262	12,631

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$4,759	$32,990
Restricted cash	58	—
	$4,817	$32,990
(1) Represents total advertising services provided by the Company in exchange for property and equipment and equity interests acquired during each of the years ended December 31, 2025 and 2024, respectively.

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Digital Advertising	$41,659	$42,074	(1.0)%	$161,176	$158,615	1.6%
Subscription Digital Marketing Solutions	18,405	19,495	(5.6)%	74,843	75,343	(0.7)%
Broadcast Advertising	45,776	55,669	(17.8)%	183,357	209,867	(12.6)%
Other	658	575	14.4%	8,004	7,157	11.8%
Net revenue	106,498	117,813	(9.6)%	427,380	450,982	(5.2)%
Digital Advertising expenses	33,150	30,251	9.6%	125,232	117,916	6.2%
Subscription Digital Marketing Solutions Expenses	11,893	13,679	(13.1)%	49,705	53,930	(7.8)%
Broadcast Advertising expenses	34,678	35,694	(2.8)%	135,261	147,136	(8.1)%
Other expenses	1,152	957	20.4%	8,078	7,800	3.6%
Direct operating expenses	80,873	80,581	0.4%	318,276	326,782	(2.6)%
Depreciation and amortization	4,789	4,771	0.4%	18,408	19,667	(6.4)%
Corporate expenses	4,092	6,053	(32.4)%	20,997	23,815	(11.8)%
Stock-based compensation	2,732	3,109	(12.1)%	13,776	17,171	(19.8)%
Transaction and business realignment costs	932	1,222	(23.7)%	11,650	4,905	137.5%
Impairment of intangible assets, goodwill, investments and long-lived assets	4,313	1,450	197.4%	8,911	37,714	(76.4)%
Net gain on sales and retirements of assets	(1,315)	(699)	88.1%	(8,839)	(765)	**
Total operating costs and expenses	96,416	96,487	(0.1)%	383,179	429,289	(10.7)%
Operating income	10,082	21,326	(52.7)%	44,201	21,693	103.8%
Other expense (income):
Interest expense, net	12,427	8,808	41.1%	47,924	36,226	32.3%
Loss on extinguishment, repayments and repurchases of debt	—	57	(100.0)%	1,205	46	**
Other (income) expense, net	(132)	16	**	94	(4,958)	**
(Loss) income from operations before tax	(2,213)	12,445	**	(5,022)	(9,621)	(47.8)%
Income tax provision (benefit)	2,537	(12,596)	**	4,728	1,307	261.7%
Net (loss) income	$(4,750)	$25,041	**	$(9,750)	$(10,928)	(10.8)%
** not meaningful

The following table presents Net revenue by segment and Segment Profit, for the three and twelve months ended December 31, 2025, and 2024, respectively (in thousands):

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Digital Advertising	$41,659	$42,074	(1.0)%	$161,176	$158,615	1.6%
Subscription Digital Marketing Solutions	18,405	19,495	(5.6)%	74,843	75,343	(0.7)%
Digital	60,064	61,569	(2.4)%	236,019	233,958	0.9%
Broadcast Advertising	45,776	55,669	(17.8)%	183,357	209,867	(12.6)%
Other	658	575	14.4%	8,004	7,157	11.8%
Net revenue	$106,498	$117,813	(9.6)%	$427,380	$450,982	(5.2)%
Digital Advertising	$8,509	$11,823	(28.0)%	$35,944	$40,699	(11.7)%
Subscription Digital Marketing Solutions	6,512	5,816	12.0%	25,138	21,413	17.4%
Digital	15,021	17,639	(14.8)%	61,082	62,112	(1.7)%
Broadcast Advertising	11,098	19,975	(44.4)%	48,096	62,731	(23.3)%
Other	(494)	(382)	29.3%	(74)	(643)	(88.5)%
Segment Profit	$25,625	$37,232	(31.2)%	$109,104	$124,200	(12.2)%

The following table reconciles Net revenue to Net revenue, excluding political revenue on a GAAP basis by segment for the three and twelve months ended December 31, 2025, and 2024, respectively (in thousands):

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Digital Advertising	$41,659	$42,074	(1.0)%	$161,176	$158,615	1.6%
Subscription Digital Marketing Solutions	18,405	19,495	(5.6)%	74,843	75,343	(0.7)%
Digital	60,064	61,569	(2.4)%	236,019	233,958	0.9%
Broadcast Advertising	45,776	55,669	(17.8)%	183,357	209,867	(12.6)%
Other	658	575	14.4%	8,004	7,157	11.8%
Net revenue	$106,498	$117,813	(9.6)%	$427,380	$450,982	(5.2)%
Digital Advertising political revenue	132	466	(71.7)%	304	830	(63.4)%
Subscription Digital Marketing Solutions political revenue	—	—	—	—	—	—
Broadcast Advertising political revenue	727	6,733	(89.2)%	1,847	12,588	(85.3)%
Other political revenue	—	—	—	—	—	—
Political revenue	$859	$7,199	(88.1)%	$2,151	$13,418	(84.0)%
Digital Advertising net revenue (ex. political)	41,527	41,608	(0.2)%	160,872	157,785	2.0%
Subscription Digital Marketing Solutions net revenue (ex. political)	18,405	19,495	(5.6)%	74,843	75,343	(0.7)%
Digital net revenue (ex. political)	59,932	61,103	(1.9)%	235,715	233,128	1.1%
Broadcast Advertising political net revenue (ex. political)	45,049	48,936	(7.9)%	181,510	197,279	(8.0)%
Other net revenue (ex. political)	658	575	14.4%	8,004	7,157	11.8%
Net revenue (ex. political)	$105,639	$110,614	(4.5)%	$425,229	$437,564	(2.8)%

The following table reconciles net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Income for the three and twelve months ended December 31, 2025, and 2024, respectively (in thousands, except per share data):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net (loss) income	$(4,750)	$25,041	$(9,750)	$(10,928)
Income tax provision (benefit)	2,537	(12,596)	4,728	1,307
(Loss) Income from operations before taxes	(2,213)	12,445	(5,022)	(9,621)
Transaction and business realignment costs	932	1,222	11,650	4,905
Impairment of intangible assets, goodwill, investments and long-lived assets	4,313	1,450	8,911	37,714
Net gain on sales and retirements of assets	(1,315)	(699)	(8,839)	(765)
Loss on extinguishment, repayments and repurchases of debt	—	57	1,205	46
Gain on sale of investment	—	—	—	(4,069)
Change in fair value of investment	—	—	—	(202)
Gain on insurance recoveries	(188)	(138)	(205)	(474)
Net income attributable to non-controlling interest, net of income taxes	(449)	(484)	(1,766)	(1,776)
Adjusted net income before income taxes	1,080	13,853	5,934	25,758
Income tax provision (1)	275	3,532	1,509	6,567
Adjusted Net Income	$805	$10,321	$4,425	$19,191

Adjusted Net Income Per Share:
Basic	$0.05	$0.67	$0.27	$1.23
Diluted	$0.05	$0.60	$0.26	$1.09

Weighted average shares outstanding:
Basic	16,319	15,456	16,184	15,601
Diluted	17,161	17,327	16,861	17,551
(1) Income tax provision for the three and twelve months ended December 31, 2025 and 2024, respectively, was calculated using the Company's statutory effective tax rate.

The following table reconciles net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA, Adjusted EBITDA (Excluding Political), and Adjusted EBITDA Less Interest, Capex and Taxes for the three and twelve months ended December 31, 2025, and 2024, respectively (dollars in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net (loss) income	$(4,750)	$25,041	$(9,750)	$(10,928)
Income tax provision (benefit)	2,537	(12,596)	4,728	1,307
Interest expense, net	12,427	8,808	47,924	36,226
Loss on extinguishment, repayments and repurchases of debt	—	57	1,205	46
Depreciation and amortization	4,789	4,771	18,408	19,667
Stock-based compensation	2,732	3,109	13,776	17,171
Transaction and business realignment costs	932	1,222	11,650	4,905
Impairment of intangible assets, goodwill, investments and long-lived assets	4,313	1,450	8,911	37,714
Other (a)	(1,447)	(683)	(8,745)	(5,723)
Adjusted EBITDA	$21,533	$31,179	$88,107	$100,385
Political Adjusted EBITDA	(730)	(6,119)	(1,828)	(11,405)
Adjusted EBITDA (Excluding Political)	$20,803	$25,060	$86,279	$88,980
Political Adjusted EBITDA	730	6,119	1,828	11,405
Net cash paid for interest	(11,176)	(399)	(51,898)	(35,789)
Capital expenditures	(3,402)	(3,670)	(15,222)	(17,441)
Cash paid for taxes	(138)	(190)	(1,046)	(1,135)
Adjusted EBITDA Less Interest, Capex and Taxes	$6,817	$26,920	$19,941	$46,020
(a) Other includes net (gain) loss on sales and retirements of assets and other expense (income), net.

The following tables provide the calculation of Segment Profit (Loss) for the three months ended December 31, 2025, and 2024 (in thousands). Segment Profit (Loss) represents net revenue less direct operating expenses, excluding depreciation, amortization, and stock-based compensation:

	Three Months Ended December 31, 2025
	Digital Advertising	Subscription Digital Marketing Solutions	Broadcast Advertising	Other	Total
Net Revenue	$41,659	$18,405	$45,776	$658	$106,498
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	33,150	11,893	34,678	1,152	80,873
Segment Profit (Loss)	$8,509	$6,512	$11,098	$(494)	$25,625

	Three Months Ended December 31, 2024
	Digital Advertising	Subscription Digital Marketing Solutions	Broadcast Advertising	Other	Total
Net Revenue	$42,074	$19,495	$55,669	$575	$117,813
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	30,251	13,679	35,694	957	80,581
Segment Profit (Loss)	$11,823	$5,816	$19,975	$(382)	$37,232

The following tables provide the calculation of Segment Profit (Loss) for the year ended December 31, 2025, and 2024 (in thousands). Segment Profit (Loss) represents net revenue less direct operating expenses, excluding depreciation, amortization, and stock-based compensation:

	Year Ended December 31, 2025
	Digital Advertising	Subscription Digital Marketing Solutions	Broadcast Advertising	Other	Total
Net Revenue	$161,176	$74,843	$183,357	$8,004	$427,380
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	125,232	49,705	135,261	8,078	318,276
Segment Profit (Loss)	$35,944	$25,138	$48,096	$(74)	$109,104

	Year Ended December 31, 2024
	Digital Advertising	Subscription Digital Marketing Solutions	Broadcast Advertising	Other	Total
Net Revenue	$158,615	$75,343	$209,867	$7,157	$450,982
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	117,916	53,930	147,136	7,800	326,782
Segment Profit (Loss)	$40,699	$21,413	$62,731	$(643)	$124,200